EXHIBIT 23.1

                         Consent of Independent Auditors
                         -------------------------------


North American Natural Gas Inc.
580 Hornby Street, Suite 210, Vancouver, BC V6C 3B6, Canada


We do hereby consent to the use of our audit report on the financial statements of North American Natural Gas Inc. as of and for the year ended April 30, 2003 contained in the Company's Annual Report on Form 10KSB for its fiscal year ended April 30, 2003.


Dated this 24th day of June, 2003

MANNING ELLIOTT
Chartered Accountants
Vancouver, BC, Canada

/s/ "Manning Elliott "
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